Exhibit 10(a)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 33-26305 of BlackRock Funds on Form N-1A of our report dated November 24, 2004, appearing in the 2004 Annual Report of BlackRock Funds, as filed on Form N-CSR, as it may be amended from time to time, relating to the Equity Portfolios, Taxable Bond Portfolios, Money Market Portfolios and Tax-Free Bond Portfolios. We consent to the use in this Registration Statement of our report dated April 22, 2005 relating to the financial statements of the Health Sciences Portfolio, Mid-Cap Value Equity Portfolio, Global Resources Portfolio and Asset Allocation Portfolio (the “Portfolios”) for the fiscal periods ended February 28, 2005. We also consent to the reference to us under the heading “Financial Highlights” appearing in the Prospectuses and to the references to us under the headings “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, all of which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 27, 2005